EXHIBIT 10.4

INDEMNIFICATION AGREEMENT

BETWEEN

THQ INC.

AND

(NAME)

TABLE OF CONTENTS

1.	Definitions

2.	Basic Indemnification Agreement

3.	Limitations on Indemnification

4.	Indemnification Procedures.

5.	Settlement

6.	Change in Control; Extraordinary Transactions.

7.	No Presumption.

8.	Non-exclusivity, Etc

9.	Liability Insurance

10.	Subrogation

11.	Partial Indemnity, Etc

12.	Liability of Company

13.	Enforcement.

14.	Severability

15.	Governing Law

16.	Consent to Jurisdiction

17.	Notices

18.	Counterparts

19.	Successors and Assigns

20.	Amendment; Waiver

21.	Contribution

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement) is made this        day of                       , 2004, between THQ Inc., a Delaware corporation (the “Company”), and (name) (the “Indemnitee”).

WHEREAS, it is essential to the Company and its stockholders to attract and retain qualified and capable directors, officers, employees, agents and fiduciaries;

WHEREAS, the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) requires the Company to indemnify and advance expenses to its directors and officers to the extent not prohibited by law and allows the Company to indemnify employees and agents; and

WHEREAS, in recognition of Indemnitee’s need for protection against personal liability and in order to induce Indemnitee to serve or continue to serve the Company in an effective manner and to supplement or replace the Company’s Directors’ and Officers’ liability insurance coverage, if any, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Certificate of Incorporation will be available to Indemnitee, the Company wishes to provide the Indemnitee with the benefits contemplated by this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             Definitions.  The following terms, as used herein, shall have the following respective meaning:

An “Affiliate” of a specified Person is a Person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

The term “Associate” used to indicate a relationship with any Person shall mean:

(i)            any corporation or organization (other than the Company or a Subsidiary) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten (10) percent or more of any class of Equity Securities;

(ii)           any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity (other than an Employee Plan Trustee);

(iii)          any Relative of such Person; or

(iv)          any officer or director of any corporation controlling or controlled by such Person.

“Beneficial Ownership” shall be determined, and a Person shall be the “Beneficial Owner” of all securities which such Person is deemed to own beneficially, pursuant to Rule 13d-3 of the General Rules and

THQ INC.

(NAME)

INDEMNIFICATION AGREEMENT

Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision), or, if such Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to such Rule 13d-3 as in effect on the date hereof; provided, however, that a Person shall, in any event, also be deemed to be the Beneficial Owner of any Voting Shares:

(i)            of which such Person or any of its Affiliates or Associates is, directly or indirectly, the Beneficial Owner; or

(ii)           of which such Person or any of its Affiliates or Associates has:  (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (B) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the Beneficial Owner of any Voting Shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner); or

(iii)          of which any other Person is, directly or indirectly, the Beneficial Owner if such first mentioned Person or any of its Affiliates or Associates acts with such other Person as a partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company; and provided further, however, that: (A) no director or officer of the Company, nor any Associate or Affiliate of any such director or officer, shall, solely by reason of any or all of such directors and officers acting in their capacities as such, be deemed for any purposes hereof, to be the Beneficial Owner of any Voting Shares of which any other such director or officer (or any Associate or Affiliate thereof) is the Beneficial Owner; and (B) no trustee of an employee stock ownership or similar plan of the Company or any Subsidiary (“Employee Plan Trustee”) or any Associate or Affiliate of any such Trustee, shall, solely by reason of being an Employee Plan Trustee or Associate or Affiliate of an Employee Plan Trustee, be deemed for any purposes hereof to be the Beneficial Owner of any Voting Shares held by or under any such plan.

A “Change in Control” shall be deemed to have occurred if:

(i)            any Person (other than an Excepted Person) is or becomes, after the date of this Agreement, the Beneficial Owner of 20% or more of the total voting power of the Voting Shares;

(ii)           during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election or appointment by the Board of Directors or nomination or recommendation for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(iii)          the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Shares of the surviving entity) at least 80% of the total voting power represented by the Voting Shares of the Company or such surviving entity outstanding, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iv)          a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14 (or a response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement.

“Claim” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding brought by, against, or in the right of the Company or otherwise, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

“D&O Insurance” means any valid directors’ and officers’ liability insurance policy maintained by the Company which covers members of the Company’s board of directors and executive officers of the Company, including Indemnitee, if any.

“Determination” means a determination, and “Determined” means a matter which has been determined based on the facts known at the time, by:

(i)            a majority vote of a quorum of disinterested directors; or

(ii)           if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by Independent Counsel in a written opinion; or

(iii)          a majority of the disinterested stockholders of the Company; or

(iv)          a final adjudication by a court of competent jurisdiction; or

(v)           in the event there has been a Change of Control, by Independent Counsel (in a written opinion) selected by Indemnitee as set forth in Section 6.

“Equity Security” shall have the meaning given to such term under Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date hereof.

“Excepted Person” is:

(i)            the Company or any Subsidiary;

(ii)           any pension, profit sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity; or

(iii)          any Person who is as of the date hereof the Beneficial Owner of 20% or more of the total voting power of the Voting Shares.

“Excluded Claim” means any payment for Losses or Expenses to the extent that any Claim:

(i)            is based upon or attributable to Indemnitee gaining in fact any personal profit or advantage to which Indemnitee is not entitled;

(ii)           is for an accounting of profits in fact made from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16 of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law;

(iii)          results from Indemnitee’s willful or knowingly dishonest or fraudulent misconduct;

(iv)          is one for which the payment of which by the Company under this Agreement is not permitted by applicable law; or

(v)           is one for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision.

“Expenses” means any and all reasonable expenses incurred by Indemnitee as a result of a Claim or Claims made against Indemnitee for Indemnifiable Events including, without limitation, attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

“Fines” means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

“Indemnifiable Event” means any event or occurrence, whether occurring prior to or after the date of this Agreement, related to the fact that Indemnitee is, was or agreed to serve as, a director, officer, employee, trustee, agent or fiduciary of the Company, or is or was serving (or had agreed to serve) at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity, including, but not limited to, any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted by Indemnitee, or any of the foregoing alleged by any claimant.

“Independent Counsel” means a law firm, or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  If a Change in Control has not occurred, Independent Counsel shall be selected by the Board, with the approval of Indemnitee, which approval will not be unreasonably withheld.  If a Change in Control has occurred (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control, in which case the sentence immediately preceding this sentence shall apply), Independent Counsel shall be selected by Indemnitee, with the approval of the Board, which approval will not be unreasonably withheld.

“Losses” means any amounts or sums which Indemnitee is legally obligated to pay as a result of a Claim or Claims made against Indemnitee for Indemnifiable Events including, without limitation, damages, judgments and sums or amounts paid in settlement of a Claim or Claims, and Fines.

“Person” means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Relative” means a Person’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

“Subsidiary” means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Company.

“Voting Shares” means any issued and outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

2.             Basic Indemnification Agreement.  The Company agrees that in the event Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company will indemnify Indemnitee to the fullest extent permitted by law, against any and all Losses and Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Losses and

Expenses) in respect of such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a final disposition, subject in each case, to the further provisions of this Agreement.  To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

3.             Limitations on Indemnification.  Notwithstanding the provisions of Section 2, Indemnitee shall not be indemnified and held harmless from any Losses or Expenses:

(a)   which have been Determined, as provided herein, to constitute an Excluded Claim;

(b)   to the extent Indemnitee is otherwise indemnified by the Company and has actually received payment pursuant to the Certificate of Incorporation, D&O Insurance or otherwise; or

(c)   other than pursuant to the last sentence of Section 4(d) or Section 13 in connection with any claim initiated by Indemnitee, unless the Company has joined in or the Board of Directors has authorized such claim.

4.             Indemnification Procedures.

(a)   Promptly after receipt by Indemnitee of notice of any Claim, Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof; provided, however, that the failure to give such notice promptly shall not affect or limit the Company’s obligations with respect to the matters described in the notice of such Claim, except to the extent that the Company is prejudiced thereby.  Indemnitee agrees further not to make any admission or effect any settlement with respect to such Claim without the consent of the Company, except any Claim with respect to which the Indemnitee has undertaken the defense in accordance with the second to last sentence of Section 4(d).

(b)   If, at the time of the receipt of such notice, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of Claim to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Losses and Expenses payable as a result of such Claim.

(c)   To the extent the Company does not at the time of the Claim have applicable D&O Insurance, or if a Determination is made that any Expenses arising out of such Claim will not be payable under the D&O Insurance then in effect, the Company shall be obligated to pay the Expenses of any Claim in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such Claim, with counsel reasonably satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense other than reasonable Expenses of investigation; provided that Indemnitee shall have the right to employ counsel in such Claim but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Indemnitee’s expense; provided further that if:  (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there is reasonably likely to be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action within a reasonable time following the Company’s receipt of notice of such action, the reasonable fees and expenses of counsel employed by Indemnitee shall be at the expense of the Company.

(d)   All payments on account of the Company’s indemnification obligations under this Agreement shall be made within thirty (30) days of Indemnitee’s written request therefor unless a Determination is made that the Claims giving rise to Indemnitee’s request are Excluded Claims or are otherwise not payable under this Agreement, provided that all payments on account of the Company’s obligation to pay Expenses under Section 4(c) of this Agreement prior to the final disposition of any Claim shall be made within twenty (20) days of Indemnitee’s written request therefor and such obligation shall not be subject to any such Determination but shall be subject to Section 4(e) of this Agreement.  In the event the Company takes the position that Indemnitee is not entitled to indemnification in connection with a proposed settlement of any Claim, Indemnitee shall have the right at his own expense to undertake defense of any such Claim, insofar as such proceeding involves Claims against the Indemnitee, by written notice given to the Company within 10 days after the Company has notified Indemnitee in writing of its contention that Indemnitee is not entitled to indemnification; provided, however, that the failure to give such notice within such 10-day period shall not affect or limit the Company’s obligations with respect to any such Claim if such Claim is subsequently determined not to be an Excluded Claim or otherwise to be payable under this Agreement, except to the extent that the Company is prejudiced thereby.  If it is subsequently determined in connection with such proceeding that the Indemnifiable Events are not Excluded Claims and that Indemnitee, therefor, is entitled to be indemnified under the provisions of Section 2 hereof, then the Company shall promptly indemnify Indemnitee.

(e)   Indemnitee hereby expressly undertakes and agrees to reimburse the Company for all Losses and Expenses paid by the Company in connection with any Claim against Indemnitee in the event and only to the extent that a Determination shall have been made by a court of competent jurisdiction in a decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Company for such Losses and Expenses because the Claim is an Excluded Claim or because Indemnitee is otherwise not entitled to payment under this Agreement.

(f)    In connection with any Determination as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(g)   Indemnitee shall cooperate with the person, persons or entity making a Determination, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably necessary to such Determination.  Any costs or Expenses (including reasonable attorney’s fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making a Determination shall be borne by the Company (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.

(h)   If the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company (subject to Section 13), to represent Indemnitee in connection with any such matter.

5.             Settlement.  The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company’s prior written consent.  If the Company has assumed the defense of any Claim and the Indemnitee is not participating in such defense with the Company, the Company shall not settle any Claim in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement without the consent of Indemnitee, nor shall the Company settle any Claim in any manner which would impose any Fine or any obligation on Indemnitee, without Indemnitee’s written consent.  Neither the Company nor Indemnitee shall unreasonably withhold its or his consent to any proposed settlement.

6.             Change in Control; Extraordinary Transactions.

(a)   The Company and Indemnitee agree that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then all Determinations thereafter with respect to the rights of Indemnitee to be paid Losses and Expenses under this Agreement shall be made only by Independent Counsel.  The Company shall pay the reasonable fees of such Independent Counsel and shall indemnify such Independent Counsel against any and all reasonable expenses (including reasonable attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(b)   The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, to:

(i)            expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place; or

(ii)           otherwise adequately provide for the satisfaction of the Company’s obligations under this Agreement, in a manner reasonably acceptable to the Indemnitee.

7.             No Presumption.

(a)   For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(b)   The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company, any Subsidiary or any Affiliate of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

8.             Non-exclusivity, Etc.  The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation, the Company’s Bylaws, the Delaware General Corporation Law, any vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity by holding such office, and shall continue after Indemnitee ceases to serve the Company as a director, officer, employee, agent or fiduciary, for so long as Indemnitee shall be subject to any Claim by reason of (or arising in part out of) an Indemnifiable Event.

9.             Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

10.           Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

11.           Partial Indemnity, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses and Expenses of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

12.           Liability of Company.  Indemnitee agrees that neither the stockholders nor the directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company’s obligations under this Agreement and Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

13.           Enforcement.

(a)   Indemnitee’s right to indemnification and other rights under this Agreement shall be enforceable by Indemnitee pursuant to the arbitration provisions set forth in this Section 13 and shall be enforceable notwithstanding any adverse Determination by the Company’s Board of Directors, independent legal counsel, or the Company’s stockholders, and no such Determination shall create a presumption that Indemnitee is not entitled to be indemnified hereunder.  In any such action the Company shall have the burden of proving that indemnification is not required under this Agreement.

(b)   In the event that any action is instituted by Indemnitee under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all costs and reasonable expenses, including reasonable counsel fees, incurred by Indemnitee with respect to such action, unless the Arbitrator determines that the material assertions made by Indemnitee as a basis for such action were not made in good faith or had no reasonable basis.

(c)   In the event of any controversy, dispute or claim arising out of or related to this Agreement the parties shall negotiate in good faith in an attempt to reach a mutually acceptable settlement of such dispute.  If negotiations in good faith do not result in a settlement of any such controversy, dispute or claim, it shall be finally settled by expedited arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, subject to the following:

(i)            The Arbitrator shall be determined from a list of names of five impartial arbitrators each of whom shall be an attorney experienced in arbitration matters concerning director and executive indemnification agreement disputes, supplied by the American Arbitration Association (the “Association”) and chosen by Indemnitee and the Company each in turn striking a name from the list until one name remains.

(ii)           The Arbitrator shall determine whether and to what extent any party shall be entitled to damages under this Agreement.

(iii)          The Arbitrator shall not have the power to add to nor modify any of the terms or conditions of the this Agreement.  The Arbitrator’s decision shall not go beyond what is necessary for the interpretation and application of the provision of this Agreement in respect of the issue before the Arbitrator.  The Arbitrator shall not substitute his or her judgment for that of the parties in the exercise of rights granted or retained by this Agreement.  The Arbitrator’s award or other permitted remedy, if any, and the decision shall be based upon the issue as drafted and submitted by the respective parties and the relevant and competent evidence adduced at the hearing.

(iv)          The Arbitrator shall have the authority to award any remedy or relief provided for in this Agreement, in addition to any other remedy or relief (including provisional remedies and relief) that a court of competent jurisdiction could order or grant.  In addition, the Arbitrator shall have the authority to decide issues relating to the interpretation, meaning or performance of this Agreement even if such decision would constitute an advisory opinion in a court proceeding or if the issues would otherwise not be ripe for resolution in a court proceeding, and any such decision shall bind the parties in their continuing performance of this Agreement.  The Arbitrator’s written decision shall be rendered within sixty days of the hearing.  The decision reached by the Arbitrator shall be final and binding upon the parties as to the matter in dispute.  To the extent that the relief or remedy granted by the Arbitrator is relief or remedy on which a court could enter judgment, a judgment upon the award rendered by the Arbitrator shall be entered in any court having jurisdiction thereof (unless in the case of an award of damages, the full amount of the award is paid within 10 days of its determination by the

Arbitrator).  Otherwise, the award shall be binding on the parties in connection with their continuing performance of this Agreement and in any subsequent arbitral or judicial proceedings between the parties.

(v)           The arbitration shall take place in Los Angeles, California.

(vi)          The arbitration proceeding and all filings, testimony, documents and information relating to or presented during the arbitration proceeding shall be disclosed exclusively for the purpose of facilitating the arbitration process and for no other purpose and shall be deemed to be information subject to the confidentiality provisions of this Agreement.

(vii)         The parties shall continue performing their respective obligations under this Agreement notwithstanding the existence of a dispute while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions hereof.

(viii)        The Arbitrator may order a pre-hearing exchange of information including depositions, interrogatories, production of documents, exchange of summaries of testimony or exchange of statements of position, and the Arbitrator shall limit such disclosure to avoid unnecessary burden to the parties and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the dispute.  At any oral hearing of evidence in connection with an arbitration proceeding, each party and its counsel shall have the right to examine its witness and to cross-examine the witnesses of the other party.  No testimony of any witness shall be presented in written form unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties otherwise agree in writing.

(ix)           The Company shall be precluded from asserting in any arbitration commenced pursuant to this Section 13 that the obligations, procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(d)   Notwithstanding the dispute resolution procedures contained in this Section 13, either party may apply to any court in the state or Federal courts of the States of Delaware or California:  (i) to enforce this Agreement to arbitrate; (ii) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the dispute is otherwise resolved; or (iii) to challenge or vacate any final judgment, award or decision of the Arbitrator that does not comport with the express provisions of this Section 13.

14.           Severability.  In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision (including any provision within a single section, paragraph or sentence) shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

16.           Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the States of Delaware and California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agrees that any action instituted under this Agreement shall be brought only in the state and Federal courts of the States of Delaware and California.

17.           Notices.  All notices or other communications required or permitted hereunder shall be sufficiently given for all purposes if in writing and personally delivered, telegraphed, telexed, sent by facsimile transmission or sent by registered or certified mail, return receipt requested, with postage prepaid addressed as follows, or to such other address as the parties shall have given notice of pursuant hereto:

(i)            If to the Company to:

THQ Inc.

27001 Agoura Road, Suite 325

Calabasas Hills, California 91301

Attention:  Chief Executive Officer

Telecopy: (818) 871-7400

(ii)           If to Indemnitee, to:

Attention:

Telecopy #:

18.           Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

19.           Successors and Assigns.  This Agreement shall be (i) binding upon all successors and assigns of the Company, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, and (ii) binding upon and inure to the benefit of any successors and assigns, heirs, and personal or legal representatives of Indemnitee.

20.           Amendment; Waiver.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

21.           Contribution.  If the indemnification or reimbursement provided for hereunder is finally determined in accordance with Section 13 to be unavailable to Indemnitee in respect of any Losses or Expenses of a Claim (other than for any reason specified in Section 3 hereof), then the Company agrees, to the extent permitted by applicable law, in lieu of indemnifying Indemnitee, to contribute to the amount paid or payable by Indemnitee as a result of such Losses or Expenses in such proportion as is appropriate to reflect the relative benefits accruing to the Company and Indemnitee with respect to the events giving rise to such Losses or Expenses.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company agrees to contribute to the amount paid or payable by Indemnitee as a result of such Losses or Expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of Indemnitee with respect to the events giving rise to such Losses or Expense.

*    *    *

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the day and year first above written.

THQ Inc.

By:
Name:
Title:

ATTEST:

By:
Name:
Title

(Indemnitee)

WITNESS:

By:
Name:
Title